                                                                    EXHIBIT 99.1

                             AMENDMENT AND EXTENSION
                               OF LEASE AGREEMENT

This Amendment and Extension of Lease Agreement ("THIS AMENDMENT") is made and entered into this 6th day of July, 2005, by and between LINDUE, LLC, a Minnesota limited liability company ("LESSOR") and BROADVIEW MEDIA, INC., a Minnesota corporation, formerly known as Northwest Teleproductions, Inc. ("TENANT"). Lessor and Tenant may be referred to as "PARTIES" in this Amendment.

Lessor and Lessee are parties to that Lease Agreement for premises located at 4455 West 77 th Street, Edina, Minnesota, dated June 24, 1998, and extended pursuant to that Notice To Extend Lease dated January 3, 2000, and that acknowledgement dated February 21, 2000 ("THE LEASE"). Any

In consideration of the obligation of Lessor to terminate that lease of premises located at 4000 West 76th Street, Edina, Minnesota ("THE 76TH STREET LEASE AGREEMENT"), as set forth in Section 6, below, and the obligation of Tenant to pay rent as herein provided, and in further consideration of the other terms, provisions and covenants set forth herein, Lessor and Tenant hereby amend the Lease as follows:

1. LEASE TERM. The term of the Lease shall be extended for one hundred eight
(108) months, commencing immediately upon expiration of the current term of the Lease on June 30, 2006, and terminating at 12:00 P.M. on June 30, 2015.

2. BASE RENT. The Base Rent amounts shall be as set forth in Exhibit A, attached to this Amendment.

3. TAX COSTS. The initial Tax Costs, as described in Section 6 of the Lease, will be $3,000.00 per month, commencing July 1, 2005.

4. OPERATING COSTS. The initial Operating Costs, as described in Section 7 of the Lease, will be $1,500.00 per month, commencing July 1, 2005.

5. IMPROVEMENTS. Promptly upon execution of this Amendment, Lessor will cause work to commence and to proceed to completion in a reasonable manner on the following improvements to the Building:

     A. Re-roof to comply with State of Minnesota energy and building codes.

     B. Replace, install and remove units of the heating/ventilating/air conditioning systems as follows:

          B.1 Install new units to replace units numbered 4, 5 and 6, and install a new heater unit on the 40-ton studio unit;

          B.2 Remove units 3 and 10, and install roof over the resulting open areas;

          B.3 Replace all gas lines and electrical service to all rooftop units.

6. TERMINATION OF LEASE. Upon execution of this Amendment, the Parties will terminate the 76th Street Lease Agreement. Such termination will be effective July 1, 2005.

Except as amended by or inconsistent with this Amendment, all terms and provisions of the Lease will remain in effect.

Lessor and Tenant have executed this Lease Agreement as of the date first above written.

LESSOR:                                 TENANT:

LINDUE, LLC                             BROADVIEW MEDIA, INC.


By: /s/ Neil Peterson                   By: /s/ Terry Myhre
    ---------------------------------       ------------------------------------
Its: Manager                            Its: CEO

AUTHORITY TO EXECUTE AMENDMENT. By signing this Amendment on behalf of the Tenant, the above individual hereby warrants that: (i) Broadview Media, Inc., is the corporation formerly known as "Northwest Teleproductions, Inc.," and (ii) he or she has been duly authorized by all necessary actions of Tenant's board of directors, shareholders or officers to execute this Amendment.

                                    EXHIBIT A

                   AMENDMENT AND EXTENSION OF LEASE AGREEMENT
                     LINDUE, LLC, AND BROADVIEW MEDIA, INC.
                              4455 WEST 77TH STREET

                                    JULY 2005

BASE RENT

                                $ Per
Year                            Sq. Ft.
----                            -------
JULY 1, 2005 TO JUNE 30, 2006     7.29    $12,153.50 / MO.
                                          $145,842 ANNUAL

JULY 1, 2006 TO JUNE 30, 2007    7.438    $12,396.58 / MO.
                                          $148,759 ANNUAL

JULY 1, 2007 TO JUNE 30, 2008    7.587    $12,644.50 / MO.
                                          $151,734 ANNUAL

JULY 1, 2008 TO JUNE 30, 2009    7.738    $12,897.42 / MO.
                                          $154,769 ANNUAL

JULY 1, 2009 TO JUNE 30, 2010     7.89    $13,155.33 / MO.
                                          $157,864 ANNUAL

JULY 1, 2010 TO JUNE 30, 2011     8.05    $13,418.50 / MO.
                                          $161,022 ANNUAL

JULY 1, 2011 TO JUNE 30, 2012     8.21    $13,686.83 / MO.
                                          $164,242 ANNUAL

JULY 1, 2012 TO JUNE 30, 2013    8.376    $13,960.58 / MO.
                                          $167,527 ANNUAL

JULY 1, 2013 TO JUNE 30, 2014     8.54    $14,239.75 / MO.
                                          $170,877 ANNUAL

JULY 1, 2014 TO JUNE 30, 2015     8.71    $14,524.58 / MO.
                                          $174,295 ANNUAL

                        TOTAL ANNUAL BASE RENT $1,596,931


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